United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2020, Clarus Corporation (the “Company”) and certain of its direct and indirect domestic subsidiaries (each, a “Borrower” and, collectively, the “Borrowers”) entered into Amendment No. 2 (the “Amendment No. 2”) to that certain Credit Agreement, dated May 3, 2019 and as amended by Amendment No. 1 dated May 28, 2019 (the “Amendment No. 1”), with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (collectively, the “Credit Agreement”). Amendment No.1 contained modifications to the Credit Agreement that were not material to the Company.

The Credit Agreement as amended by Amendment No. 2, increased the maximum consolidated total leverage ratio permitted under the Credit Agreement to 4.00:1.00 from 3.00:1.00. In addition, Amendment No. 2 permits, among other things, the issuance by the Company of debt securities, that may be convertible into equity interests of the Company, in an aggregate principal amount of up to $125,000,000 (the “Notes”), and eliminates the requirement that the proceeds therefrom be used to prepay any revolving loans or term loans under the Credit Agreement. Amendment No. 2 allows for the regular payment of interest under the Notes and for cash settlement of fractional shares upon any conversion of the Notes. Amendment No. 2 does not, however, otherwise change the Company’s restrictions on making payments in respect of Company’s debt and equity. The Credit Agreement, as amended by Amendment No. 2, does not permit the Company to repay the Notes upon a fundamental change or event of default.

The foregoing summary of Amendment No. 2 does not purport to be complete and is subject to and qualified in its entirety by the full text of Amendment No. 2 which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Attached as Exhibit A to Amendment No. 2 and incorporated herein by reference, is a composite version of the Credit Agreement which has been conformed through Amendment No.1 and marked to reflect the revisions made to the Credit Agreement by Amendment No. 2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Credit Agreement dated as of November 12, 2020, by and among Clarus Corporation, Black Diamond Retail, Inc., Black Diamond Retail – Alaska, LLC, Sierra Bullets, L.L.C., SKINourishment, LLC, Black Diamond Retail – Colorado, LLC, Black Diamond Retail – Montana, LLC, Barnes Bullets – Mona, LLC, the other loan parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2020

CLARUS CORPORATION

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer and Chief Administrative Officer